Exhibit 99.1

Bristol Myers Squibb Reports Fourth Quarter and Full-Year Financial Results for 2024
Performance Reflects Progress Toward Delivering Sustained, Top-Tier Growth

•Fourth Quarter Revenues were $12.3 Billion, Increasing 8% (+9% Adjusting for Foreign Exchange); GAAP Earnings Per Share (EPS) was $0.04 and Non-GAAP EPS was $1.67
◦Growth Portfolio Revenues were $6.4 Billion, Increasing 21% (+23% Adjusting for Foreign Exchange)
•Full-Year Revenues were $48.3 Billion, Increasing 7% (+9% Adjusting for Foreign Exchange); GAAP Loss Per Share was $(4.41) and Non-GAAP EPS was $1.15; Includes Net Impact of $(6.39) Per Share for GAAP and Non-GAAP EPS Due to Acquired IPRD Charges and Licensing Income
◦Growth Portfolio Revenues were $22.6 Billion, Increasing 17% (+19% Adjusting for Foreign Exchange)
•Achieved Multiple Clinical and Regulatory Milestones in the Fourth Quarter, Including U.S. Approval of Opdivo Qvantig and the U.S. Launch of Cobenfy
•Expands Strategic Productivity Initiative to Deliver ~$2 Billion in Additional Cost Savings by the End of 2027
•Provides 2025 Guidance with Revenues of ~$45.5 Billion; Non-GAAP EPS Range of $6.55 to $6.85

(PRINCETON, N.J., February 6, 2025) – Bristol Myers Squibb (NYSE: BMY) today reports results for the fourth quarter and full year of 2024.

“We made good progress in 2024, which was capped by a fourth quarter of strong topline growth driven by key products and important pipeline advancements. We also achieved the landmark U.S. approval of Cobenfy last year for the treatment of schizophrenia in adults, and we expect this medicine to have a meaningful impact on patients and the company as a new growth driver,” said Christopher Boerner, Ph.D., board chair and chief executive officer, Bristol Myers Squibb. “Our collective focus on execution has established a solid foundation to navigate the multi-year journey toward achieving top-tier sustainable growth and long-term shareholder returns.”

	Fourth Quarter
$ in millions, except per share amounts	2024	2023	Change	Change Excl. F/X**
Total Revenues	$12,342	$11,477	8%	9%
Earnings Per Share - GAAP*	0.04	0.87	(95)%	N/A
Earnings Per Share - Non-GAAP*	1.67	1.70	(2)%	N/A
Acquired IPRD Charge and Licensing Income Net Impact on Earnings Per Share	0.01	(0.20)	N/A	N/A
*GAAP and Non-GAAP earnings per share include the net impact of Acquired IPRD charges and licensing income.
**See "Use of Non-GAAP Financial Information".

	Full Year
$ in millions, except per share amounts	2024	2023	Change	Change Excl. F/X**
Total Revenues	$48,300	$45,006	7%	9%
(Loss)/Earnings Per Share - GAAP*	(4.41)	3.86	N/A	N/A
Earnings Per Share - Non-GAAP*	1.15	7.51	(85)%	N/A
Acquired IPRD Charge and Licensing Income Net Impact on Earnings Per Share	(6.39)	(0.28)	N/A	N/A
*GAAP and Non-GAAP earnings per share include the net impact of Acquired IPRD charges and licensing income.
**See "Use of Non-GAAP Financial Information".

FOURTH QUARTER RESULTS
All comparisons are made versus the same period in 2023 unless otherwise stated.
•Bristol Myers Squibb posted fourth quarter revenues of $12.3 billion, an increase of 8%, or 9% when adjusted for foreign exchange impacts, primarily driven by the Growth Portfolio and higher demand for Eliquis, partially offset by the impact of generics on Sprycel, Revlimid, Abraxane and Pomalyst.
◦U.S. revenues increased 9% to $8.6 billion, primarily driven by higher demand for the Growth Portfolio and Eliquis, partially offset by the impact of generics within the Legacy Portfolio.
◦International revenues increased 5% to $3.7 billion, or 9% when adjusted for foreign exchange impacts, primarily driven by higher demand for the Growth Portfolio, partially offset by the impact of generics within the Legacy Portfolio.
•On a GAAP basis, gross margin decreased from 76.1% to 61.0%, primarily driven by intangible asset impairment charges and product mix. On a non-GAAP basis, gross margin decreased from 76.4% to 74.0%, primarily due to product mix.
•On a GAAP and non-GAAP basis, marketing, selling and administrative expenses remained relatively flat at $2.1 billion.
•On a GAAP basis, research and development expenses increased 29% to $3.2 billion, primarily due to the impact of recent acquisitions and IPRD impairment charges. On a non-GAAP basis,

research and development expenses increased 13% to $2.8 billion, primarily due to the impact of recent acquisitions.
•On a GAAP and non-GAAP basis, Acquired IPRD decreased to $30 million from $600 million. On a GAAP and non-GAAP basis, licensing income was $48 million compared to $67 million.
•On a GAAP basis, amortization of acquired intangible assets decreased 26% to $1.7 billion, primarily due to lower amortization expense related to Revlimid, partially offset by the RayzeBio acquisition in 2024.
•On a GAAP basis, the effective tax rate was 56.6%, primarily due to the impact of intangible asset impairments and amortization of acquired intangible assets. In 2023, the income tax benefit was $88 million despite pre-tax earnings of $1.7 billion, primarily due to a valuation allowance reversal and foreign currency. On a non-GAAP basis, the effective tax rate changed from 14.9% to 19.9%, primarily due to jurisdictional earnings mix.
•On a GAAP basis, the company reported net income attributable to Bristol Myers Squibb of $72 million, or $0.04 per share, during the fourth quarter of 2024 compared to net earnings of $1.8 billion, or $0.87 per share, for the same period a year ago. The company reported non-GAAP net earnings attributable to Bristol Myers Squibb of $3.4 billion, or $1.67 per share, during the fourth quarter of 2024 compared to $3.5 billion, or $1.70 per share, for the same period a year ago.

FOURTH QUARTER PRODUCT REVENUE HIGHLIGHTS

($ amounts in millions)	Quarter Ended December 31, 2024			% Change from Quarter Ended December 31, 2023			% Change from Quarter Ended December 31, 2023 Ex-F/X**
	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	Int'l(c)	WW(d)
Growth Portfolio
Opdivo	$1,423	$1,056	$2,479	2%	7%	4%	15%	7%
Orencia	750	250	1,000	(1)%	9%	2%	15%	3%
Yervoy	428	247	675	26%	9%	19%	15%	22%
Reblozyl	445	102	547	65%	104%	71%	110%	72%
Opdualag	233	21	254	25%	>200%	34%	>200%	34%
Breyanzi	209	54	263	146%	>200%	160%	>200%	162%
Camzyos	201	22	223	142%	>200%	153%	>200%	153%
Zeposia	115	43	158	15%	30%	19%	33%	20%
Abecma	59	46	105	5%	5%	5%	5%	5%
Sotyktu	64	19	83	14%	171%	32%	171%	32%
Krazati	36	3	39	N/A	N/A	N/A	N/A	N/A
Augtyro	13	2	15	>200%	N/A	>200%	N/A	>200%
Cobenfy	10	—	10	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	186	326	512	13%	104%	58%	106%	59%
Total Growth Portfolio	4,172	2,191	6,363	19%	24%	21%	31%	23%
Legacy Portfolio
Eliquis	2,221	974	3,195	19%	(3)%	11%	(2)%	11%
Revlimid	1,169	170	1,339	(6)%	(17)%	(8)%	(15)%	(7)%
Pomalyst/Imnovid	685	138	823	9%	(48)%	(8)%	(47)%	(7)%
Sprycel	135	63	198	(67)%	(45)%	(62)%	(41)%	(61)%
Abraxane	91	83	174	(48)%	17%	(30)%	28%	(26)%
Other Legacy Products(b)	123	127	250	46%	(14)%	8%	(15)%	7%
Total Legacy Portfolio	4,424	1,555	5,979	—%	(14)%	(4)%	(12)%	(3)%
Total Revenues	$8,596	$3,746	$12,342	9%	5%	8%	9%	9%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Nulojix, Onureg, Inrebic, Empliciti and royalty revenue.
(b)    Includes other mature brands.
(c)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

FOURTH QUARTER PRODUCT REVENUE HIGHLIGHTS
Growth Portfolio
Growth Portfolio worldwide revenues increased to $6.4 billion compared to $5.3 billion in the prior year period, representing growth of 21% on a reported basis, or 23% when adjusted for foreign exchange impacts. Growth Portfolio revenues were primarily due to higher demand for Reblozyl, Breyanzi, Camzyos, Yervoy and Opdualag.

Legacy Portfolio
Revenues for the Legacy Portfolio in the fourth quarter were $6.0 billion compared to $6.2 billion in the prior year period, representing a decline of 4% on a reported basis and 3% when adjusted for foreign exchange impacts. Legacy Portfolio revenues were lower primarily due to the impact of generics on Sprycel, Revlimid, Abraxane and Pomalyst, partially offset by higher demand for Eliquis.

PRODUCT AND PIPELINE UPDATE
Neuroscience

Category	Asset	Milestone
Clinical & Research	CobenfyTM (xanomeline and trospium chloride)
Long-term data from the Phase 3 EMERGENT-4 and EMERGENT-5 trials evaluating Cobenfy in adults with schizophrenia showed that Cobenfy was generally well tolerated over 52 weeks, with continued improvements in symptoms and a side effect profile consistent with prior trials of the treatment in this indication.

Oncology

Category	Asset	Milestone
Regulatory	Opdivo® (nivolumab) + Yervoy® (ipilimumab)
The Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) recommended approval of Opdivo + Yervoy for the first-line treatment of adult patients with unresectable or advanced hepatocellular carcinoma. The recommendation is based on results of the Phase 3 CheckMate -9DW trial. The CHMP opinion will now be reviewed by the European Commission (EC), which has the authority to approve medicines for the European Union.

AugtyroTM (repotrectinib)*
The EC approved Augtyro, a next-generation tyrosine kinase inhibitor (TKI), as a treatment for adult patients with ROS1-positive advanced non-small cell lung cancer and for the treatment of adult and pediatric patients 12 years of age and older with advanced solid tumors expressing a NTRK gene fusion, and who have received a prior NTRK inhibitor, or have not received a prior NTRK inhibitor and treatment options not targeting NTRK provide limited clinical benefit, or have been exhausted. The approval is based on results from the TRIDENT-1 and CARE trials.

*Approval received on January 13, 2025, and announced today by the company.

Opdivo QvantigTM (nivolumab and hydaluronidase-nyhy)
The U.S. Food and Drug Administration (FDA) approved Opdivo Qvantig injection for subcutaneous use in most previously approved adult, solid tumor Opdivo indications as monotherapy, monotherapy maintenance after completion of Opdivo plus Yervoy combination therapy, or in combination with chemotherapy or cabozantinib. The approval is based on results from the Phase 3 randomized, open-label CheckMate -67T trial.

Opdivo + Yervoy
The EC approved Opdivo plus Yervoy for the first-line treatment of adult patients with microsatellite instability-high or mismatch repair deficient unresectable or metastatic colorectal cancer (mCRC). The approval is based on results from the CheckMate -8HW trial.

Clinical & Research	Opdivo + Yervoy
Results from an analysis of the Phase 3 CheckMate -8HW trial evaluating Opdivo plus Yervoy versus Opdivo monotherapy across all lines of therapy for microsatellite instability-high/mismatch repair-deficient mCRC demonstrated a statistically significant and clinically meaningful improvement at a median follow up of 47 months in the dual primary endpoint of progression-free survival as assessed by Blinded Independent Central Review.

Hematology

Category	Asset	Milestone
Clinical & Research	Breyanzi® (lisocabtagene maraleucel)
Five-year overall survival data from the Phase 1 TRANSCEND NHL 001 study supported deep and durable responses of Breyanzi in patients with relapsed or refractory large B-cell lymphoma (LBCL) with median overall survival (OS) of 27.5 months and an estimated OS rate at five years of 38 percent. Breyanzi continued to demonstrate an established safety profile with no new safety signals.

In addition, new circulating tumor DNA (ctDNA) from the Phase 3 TRANSFORM study supported the superiority of Breyanzi to achieve deeper responses over the former standard of care in second-line LBCL.

Regulatory	Breyanzi
The CHMP of the EMA recommended approval of Breyanzi for the treatment of adult patients with relapsed or refractory follicular lymphoma (FL) who have received two or more prior lines of systemic therapy. The recommendation is based on data from the Phase 2 TRANSCEND FL study. The CHMP opinion will now be reviewed by the EC.

Cardiovascular

Category	Asset	Milestone
Clinical & Research	Camzyos® (mavacamten)
In Europe, following an opinion from the CHMP of the EMA, Camzyos received a label update to reduce the frequency of required echocardiography monitoring once a patient treated for obstructive hypertrophic cardiomyopathy is on a stable dose.

In addition, the company is today announcing the receipt of an April Prescription Drug User Fee Act (PDUFA) goal date from the FDA in the same setting.

Immunology

Category	Asset	Milestone
Clinical & Research	Sotyktu® (deucravacitinib)
Results from the Phase 3 POETYK PsA-1 and POETYK PsA-2 trials evaluating the efficacy and safety of Sotyktu in adults with active psoriatic arthritis (PsA) met their primary endpoint, with a significantly greater proportion of Sotyktu-treated patients achieving at least a 20 percent improvement in signs and symptoms of disease after 16 weeks of treatment compared with placebo.

In addition, both trials met secondary endpoints across PsA disease activity at Week 16. In both studies, Sotyktu was well-tolerated and demonstrated safety consistent with the established safety profile of Sotyktu observed in a Phase 2 PsA clinical trial and Phase 3 moderate-to-severe plaque psoriasis clinical trials.

FULL-YEAR FINANCIAL RESULTS
All comparisons are made versus the same period in 2023 unless otherwise stated.
•Bristol Myers Squibb posted revenues of $48.3 billion, an increase of 7%, or 9% when adjusted for foreign exchange impacts, primarily driven by the Growth Portfolio and higher demand for Eliquis, partially offset by the impact of generics on Sprycel, Revlimid and Abraxane.
◦U.S. revenues increased 9% to $34.1 billion, primarily due to higher demand for the Growth Portfolio and Eliquis, partially offset by the impact of generics on Sprycel, Revlimid and Abraxane.
◦International revenues increased 3% to $14.2 billion, or 8.0% when adjusted for foreign exchange impacts, primarily due to demand for Growth Portfolio products, partially offset by the impact of generics within the Legacy Portfolio.
•On a GAAP basis, gross margin decreased from 76.2% to 71.1%, primarily driven by intangible asset impairment charges and product mix. On a non-GAAP basis, gross margin decreased from 76.6% to 75.3%, primarily due to product mix.
•On a GAAP and non-GAAP basis, marketing, selling and administrative expenses increased 8% to $8.4 billion and 4% to $8.0 billion, respectively. The increase is primarily due to the timing of spend and the impact of recent acquisitions.
•On a GAAP basis, research and development expenses increased 20% to $11.2 billion, primarily due to the impact of recent acquisitions and IPRD impairment charges. On a non-GAAP basis, research and development expenses increased 7% to $9.8 billion, primarily due to the impact of recent acquisitions.
•On a GAAP and non-GAAP basis, Acquired IPRD increased from $913 million to $13.4 billion driven by a one-time Acquired IPRD charge from the Karuna asset acquisition and SystImmune collaboration. On a GAAP and non-GAAP basis, licensing income was $122 million during the year compared to $142 million in 2023.
•On a GAAP basis, amortization of acquired intangible assets decreased 2% to $8.9 billion, primarily due to lower amortization expense related to Revlimid, partially offset by the RayzeBio acquisition in 2024.
•On a GAAP basis, income tax expense was $554 million despite a pre-tax loss of $8.4 billion, primarily due to a $12.1 billion non-tax deductible charge for the Karuna acquisition. The 2023 GAAP effective tax rate was impacted by a non-U.S. tax ruling on statutory impairment deductibility, changes in tax reserves, valuation allowances, and IRS guidance on non-U.S. R&D expense deductibility. On a non-GAAP basis, the effective tax rate increased from 14.7% to 56.8%, primarily due to the non-tax deductible charge.

•The company reported on a GAAP basis net loss attributable to Bristol Myers Squibb of $8.9 billion, or $(4.41) per share, compared to earnings attributable to Bristol Myers Squibb of $8.0 billion, or $3.86 per share for the same period a year ago. On a non-GAAP basis the company reported net earnings attributable to Bristol Myers Squibb of $2.3 billion, or $1.15 per share, compared to earnings attributable to Bristol Myers Squibb of $15.6 billion, or $7.51 per share for the same period a year ago. In addition to the non-GAAP drivers noted above, non-GAAP EPS was impacted by higher interest expense.

FULL-YEAR PRODUCT REVENUE HIGHLIGHTS

($ amounts in millions)	Year Ended December 31, 2024			% Change from Year Ended December 31, 2023			% Change from Year Ended December 31, 2023 Ex-F/X**
	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	Int'l(c)	WW(d)
Growth Portfolio
Opdivo	$5,350	$3,954	$9,304	2%	5%	3%	14%	7%
Orencia	2,770	912	3,682	2%	2%	2%	10%	4%
Yervoy	1,599	931	2,530	16%	8%	13%	15%	16%
Reblozyl	1,444	329	1,773	80%	61%	76%	65%	77%
Opdualag	870	58	928	41%	>200%	48%	>200%	48%
Breyanzi	591	156	747	95%	156%	105%	162%	106%
Camzyos	543	59	602	141%	>200%	161%	>200%	161%
Zeposia	403	163	566	26%	42%	30%	42%	30%
Abecma	242	164	406	(32)%	44%	(14)%	47%	(13)%
Sotyktu	190	56	246	21%	>200%	45%	>200%	46%
Krazati	118	8	126	N/A	N/A	N/A	N/A	N/A
Augtyro	36	2	38	>200%	N/A	>200%	N/A	>200%
Cobenfy	10	—	10	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	674	931	1,605	9%	58%	33%	61%	34%
Total Growth Portfolio	14,840	7,723	22,563	17%	16%	17%	24%	19%
Legacy Portfolio
Eliquis	9,631	3,702	13,333	14%	(1)%	9%	—%	9%
Revlimid	4,999	774	5,773	(4)%	(14)%	(5)%	(11)%	(5)%
Pomalyst/Imnovid	2,695	850	3,545	15%	(23)%	3%	(22)%	3%
Sprycel	983	303	1,286	(31)%	(40)%	(33)%	(36)%	(32)%
Abraxane	541	334	875	(23)%	11%	(13)%	25%	(8)%
Other Legacy Products(b)	416	509	925	25%	(19)%	(4)%	(18)%	(3)%
Total Legacy Portfolio	19,265	6,472	25,737	4%	(10)%	—%	(8)%	1%
Total Revenues	$34,105	$14,195	$48,300	9%	3%	7%	8%	9%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Nulojix, Onureg, Inrebic, Empliciti and royalty revenue.
(b)    Includes other mature brands.
(c)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

FULL-YEAR PRODUCT REVENUE HIGHLIGHTS
Growth Portfolio
Growth Portfolio worldwide revenues increased to $22.6 billion compared to $19.4 billion in the prior year period, representing growth of 17% on a reported basis, or 19% when adjusted for foreign exchange impacts. Growth Portfolio revenues were primarily driven by higher demand for Reblozyl, Breyanzi, Camzyos and Opdualag.

Legacy Portfolio
Revenues for the Legacy Portfolio remained relatively flat at $25.7 billion compared to $25.6 billion in the prior year period, and increased 1% when adjusted for foreign exchange impacts. Legacy Portfolio revenues were primarily driven by higher demand for Eliquis, offset by the impact of generics on Sprycel, Revlimid, Abraxane and Pomalyst.

Update on Strategic Productivity Initiative
Bristol Myers Squibb is expanding its existing strategic productivity initiative to include approximately $2 billion in additional annualized cost savings by the end of 2027.

Under this expanded initiative, savings will be driven by changes in organizational design and efforts to enhance operational efficiency. These savings will be removed from our cost structure to contribute to a leaner, more efficient company while investing behind growth brands and promising areas of science.

Financial Guidance
Bristol Myers Squibb is providing key 2025 non-GAAP line-item guidance assumptions as outlined below.
We estimate total revenues to be approximately $45.5 billion, reflecting, as previously expected, the near-term impact of generics across Revlimid, Pomalyst, Sprycel and Abraxane, which we expect to result in a revenue decline of approximately 18-20% of the Legacy Portfolio. This is expected to be partially offset by the continued strength of our Growth Portfolio. This guidance also reflects an approximate $500 million expected negative impact to revenue due to foreign exchange.

2025 Non-GAAP[1] Line-Item Guidance
Total Revenues (Reported & Ex-F/X)	~$45.5 billion
Gross Margin %	~72%
Operating Expenses[2]	~$16 billion
Other Income/(Expense)	~$30 million
Tax Rate	~18%
Diluted EPS	$6.55-$6.85
1See "Use of Non-GAAP Financial Information."
2Operating Expenses = MS&A and R&D, excluding Acquired IPRD and Amortization of acquired intangible assets.

The 2025 financial guidance excludes the impact of any potential future strategic acquisitions, divestitures, specified items that have not yet been identified and quantified, and the impact of future Acquired IPRD charges. To the extent we have quantified the impact of significant R&D charges or other income resulting from upfront or contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights, we may update this information from time to time on our website www.bms.com, in the "Investors" section. Non-GAAP guidance assumes current exchange rates. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. See "Cautionary Statement Regarding Forward-Looking Statements" and "Use of Non-GAAP Financial Information."

Conference Call Information
Bristol Myers Squibb will host a conference call today, Thursday, February 6, 2025, at 8:00 a.m. ET, during which company executives will review quarterly and annual financial results and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com.

Investors and the public can register for the live conference call here. Those unable to register can access the live conference call by dialing in the U.S. toll-free 1-833-816-1116 or international +1 412-317-0705. Materials related to the call will be available at http://investor.bms.com prior to the start of the conference call.

A replay of the webcast will be available at http://investor.bms.com approximately three hours after the conference call concludes. A replay of the conference call will be available beginning at 11:30 a.m. ET on February 6, 2025, through 11:30 a.m. ET on February 20, 2025, by dialing in the U.S. toll free 1-877-344-7529 or international +1 412-317-0088, confirmation code: 5943651.

About Bristol Myers Squibb
Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, X, YouTube, Facebook, and Instagram.
###
corporatefinancial-news

For more information, contact:
Media Relations: media@bms.com
Investor Relations: investor.relations@bms.com

Use of Non-GAAP Financial Information

In discussing financial results and guidance, the company refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management has evaluated the company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the company's baseline performance, supplement or enhance management's, analysts' and investors' overall understanding of the company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. In addition, non-GAAP gross margin, which is gross profit excluding certain specified items, as a percentage of revenues, non-GAAP operating margin, which is gross profit less marketing, selling and administrative expenses and research and development expenses excluding certain specified items as a percentage of revenues, non-GAAP operating expenses, which is marketing, selling and administrative and research and development expenses excluding certain specified items, non-GAAP marketing, selling and administrative expenses, which is marketing, selling and administrative expenses excluding certain specified items, and non-GAAP research and development expenses, which is research and development expenses excluding certain specified items, are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results.

This earnings release and the accompanying tables also provide certain revenues and expenses, as well as non-GAAP measures, excluding the impact of foreign exchange ("Ex-Fx"). We calculate foreign exchange impacts by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. Ex-Fx financial measures are not accounted for according to GAAP because they remove the effects of currency movements from GAAP results.

Non-GAAP financial measures such as non-GAAP earnings and related EPS information are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded from non-GAAP earnings and related EPS information because the company believes they neither relate to the ordinary course of the company’s business nor reflect the company’s underlying business performance. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including amortization of acquired intangible assets, including product rights that generate a significant portion of our ongoing revenue and will recur until the intangible assets are fully amortized, unwinding of inventory purchase price adjustments, acquisition and integration expenses, restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, costs of acquiring a priority review voucher, divestiture gains or losses, stock compensation resulting from acquisition-related equity awards, pension, legal and other contractual settlement charges, equity investment and contingent value rights fair value adjustments (including fair value adjustments attributed to limited partnership equity method investments), income resulting from the change in control of the Nimbus Therapeutics TYK2 Program and amortization of fair value adjustments of debt acquired from Celgene in our 2019 exchange offer, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates. Certain other significant tax items are also excluded such as the impact resulting from a non-U.S. tax ruling regarding the deductibility of a statutory impairment of subsidiary investments and release of income tax reserves relating to the Celgene acquisition.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related financial measures presented in the press release that are prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Reconciliations of the non-GAAP financial measures to the most comparable GAAP measures are provided in the accompanying financial tables and will also be available on the company’s website at www.bms.com. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and EPS amounts presented are calculated from the underlying amounts.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Website Information
We routinely post important information for investors on our website, BMS.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

Cautionary Statement Regarding Forward-Looking Statements
This earnings release and the related attachments (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the company’s 2025 financial guidance, its Strategic Productivity Initiative, its business development and capital allocation strategy, anticipated developments in the company’s pipeline, expectations with respect to the company’s future market position and the projected benefits of the company’s alliances and other business development activities. These statements may be identified by the fact that they use words such as “should,” “could,” “expect,” “anticipate,”

“estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. No forward-looking statement can be guaranteed, and there is no assurance that the company will achieve its financial guidance and long-term targets, that the company’s future clinical studies will support the data described in this release, that the company’s product candidates will receive necessary clinical and manufacturing regulatory approvals, that the company’s pipeline products will prove to be commercially successful, that clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes, or that contractual milestones will be achieved.

Forward-looking statements are based on current expectations and projections about the company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond the company’s control and could cause the company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to: increasing pricing pressures from market access, pharmaceutical pricing controls and discounting; market actions taken by private and government payers to manage drug utilization and contain costs; the company’s ability to retain patent and market exclusivity for certain products; regulatory changes that result in lower prices, lower reimbursement rates and smaller populations for whom payers will reimburse; changes under the 340B Drug Pricing Program; the company’s ability to obtain and maintain regulatory approval for its product candidates; the possibility of difficulties and delays in product introduction and commercialization; increasing industry competition; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products; the company’s ability to identify potential strategic acquisitions, licensing opportunities or other beneficial transactions; failure to complete, or delays in completing, collaborations, acquisitions, divestitures, alliances and other portfolio actions and the failure to achieve anticipated benefits from such transactions and actions; exposure to litigation and/or regulatory actions or investigations; the impact of any healthcare reform and legislation or regulatory action in the United States and international markets; increasing market penetration of lower-priced generic products; the failure of the company’s suppliers, vendors, outsourcing partners, alliance partners and other third parties to meet their contractual, regulatory and other obligations; the impact of counterfeit or unregistered versions of the company’s products and from stolen products; product label changes or other measures that could result in declining sales; safety or efficacy concerns regarding the company’s products or any product in the same class as the company’s products; the risk of cyber-attacks and unauthorized disclosure of trade secrets or other confidential data; the company’s ability to execute its financial, strategic and operational plans; the company’s ability to attract and retain key personnel; the impact of the company’s significant indebtedness; political and financial instability of international economies and sovereign risk; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; risks relating to the use of social media platforms; issuance of new or revised accounting standards; and risks relating to public health outbreaks, epidemics and pandemics.

Forward-looking statements in this earnings release should be evaluated together with the many risks and uncertainties that affect the company’s business and market, particularly those identified in the cautionary statement and risk factors discussion in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the company’s subsequent Quarterly

Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net product sales	$11,811	$11,168	$46,778	$43,778
Alliance and other revenues	531	309	1,522	1,228
Total Revenues	12,342	11,477	48,300	45,006

Cost of products sold(a)	4,812	2,745	13,968	10,693
Marketing, selling and administrative	2,136	2,073	8,414	7,772
Research and development	3,191	2,478	11,159	9,299
Acquired IPRD	30	600	13,373	913
Amortization of acquired intangible assets	1,693	2,278	8,872	9,047
Other (income)/expense, net	305	(371)	893	(1,158)
Total Expenses	12,167	9,803	56,679	36,566

(Loss)/Earnings Before Income Taxes	175	1,674	(8,379)	8,440
Provision for Income Taxes	99	(88)	554	400
Net (Loss)/Earnings	76	1,762	(8,933)	8,040
Noncontrolling Interest	4	—	15	15
Net (Loss)/Earnings Attributable to BMS	$72	$1,762	$(8,948)	$8,025

Weighted-Average Common Shares Outstanding:
Basic	2,029	2,027	2,027	2,069
Diluted	2,037	2,033	2,027	2,078

(Loss)/Earnings per Common Share:
Basic	$0.04	$0.87	$(4.41)	$3.88
Diluted	0.04	0.87	(4.41)	3.86

Other (income)/expense, net
Interest expense(b)	$496	$316	$1,947	$1,166
Royalty income - divestitures	(284)	(239)	(1,104)	(862)
Royalty and licensing income	(204)	(420)	(736)	(1,488)
Provision for restructuring	77	44	635	365
Investment income	(114)	(145)	(478)	(449)
Integration expenses	70	62	284	242
Litigation and other settlements	13	3	84	(390)
Acquisition expense	—	32	50	32
Intangible asset impairments	—	—	47	29
Equity investment (gains)/losses	205	(53)	(16)	160
Divestiture losses	10	—	15	—
Other	36	29	165	37
Other (income)/expense, net	$305	$(371)	$893	$(1,158)
(a)     Excludes amortization of acquired intangible assets.
(b) Includes amortization of purchase price adjustments to Celgene debt.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 AND 2023
(Unaudited, dollars in millions)

							Change vs. 2023
	2024			2023			GAAP			Excl. F/X**
	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)
Growth Portfolio
Opdivo	$1,423	$1,056	$2,479	$1,401	$986	$2,387	2%	7%	4%	2%	15%	7%
Orencia	750	250	1,000	755	230	985	(1)%	9%	2%	(1)%	15%	3%
Yervoy	428	247	675	340	226	566	26%	9%	19%	26%	15%	22%
Reblozyl	445	102	547	270	50	320	65%	104%	71%	65%	110%	72%
Opdualag	233	21	254	186	4	190	25%	>200%	34%	25%	>200%	34%
Breyanzi	209	54	263	85	16	101	146%	>200%	160%	146%	>200%	162%
Camzyos	201	22	223	83	5	88	142%	>200%	153%	142%	>200%	153%
Zeposia	115	43	158	100	33	133	15%	30%	19%	15%	33%	20%
Abecma	59	46	105	56	44	100	5%	5%	5%	5%	5%	5%
Sotyktu	64	19	83	56	7	63	14%	171%	32%	14%	171%	32%
Krazati	36	3	39	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Augtyro	13	2	15	1	—	1	>200%	N/A	>200%	>200%	N/A	>200%
Cobenfy	10	—	10	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	186	326	512	165	160	325	13%	104%	58%	13%	106%	59%
Total Growth Portfolio	4,172	2,191	6,363	3,498	1,761	5,259	19%	24%	21%	19%	31%	23%
Legacy Portfolio
Eliquis	2,221	974	3,195	1,872	1,002	2,874	19%	(3)%	11%	19%	(2)%	11%
Revlimid	1,169	170	1,339	1,244	206	1,450	(6)%	(17)%	(8)%	(6)%	(15)%	(7)%
Pomalyst/Imnovid	685	138	823	627	263	890	9%	(48)%	(8)%	9%	(47)%	(7)%
Sprycel	135	63	198	411	115	526	(67)%	(45)%	(62)%	(67)%	(41)%	(61)%
Abraxane	91	83	174	176	71	247	(48)%	17%	(30)%	(48)%	28%	(26)%
Other Legacy Products(b)	123	127	250	84	147	231	46%	(14)%	8%	46%	(15)%	7%
Total Legacy Portfolio	4,424	1,555	5,979	4,414	1,804	6,218	—%	(14)%	(4)%	—%	(12)%	(3)%
Total Revenues	$8,596	$3,746	$12,342	$7,912	$3,565	$11,477	9%	5%	8%	9%	9%	9%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(b)    Includes other mature brands.
(c)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2024 AND 2023
(Unaudited, dollars in millions)

							Change vs. 2023
	2024			2023			GAAP			Excl. F/X**
	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)
Growth Portfolio
Opdivo	$5,350	$3,954	$9,304	$5,246	$3,763	$9,009	2%	5%	3%	2%	14%	7%
Orencia	2,770	912	3,682	2,709	892	3,601	2%	2%	2%	2%	10%	4%
Yervoy	1,599	931	2,530	1,379	859	2,238	16%	8%	13%	16%	15%	16%
Reblozyl	1,444	329	1,773	804	204	1,008	80%	61%	76%	80%	65%	77%
Opdualag	870	58	928	615	12	627	41%	>200%	48%	41%	>200%	48%
Breyanzi	591	156	747	303	61	364	95%	156%	105%	95%	162%	106%
Camzyos	543	59	602	225	6	231	141%	>200%	161%	141%	>200%	161%
Zeposia	403	163	566	319	115	434	26%	42%	30%	26%	42%	30%
Abecma	242	164	406	358	114	472	(32)%	44%	(14)%	(32)%	47%	(13)%
Sotyktu	190	56	246	157	13	170	21%	>200%	45%	21%	>200%	46%
Krazati	118	8	126	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Augtyro	36	2	38	1	—	1	>200%	N/A	>200%	>200%	N/A	>200%
Cobenfy	10	—	10	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	674	931	1,605	620	591	1,211	9%	58%	33%	9%	61%	34%
Total Growth Portfolio	14,840	7,723	22,563	12,736	6,630	19,366	17%	16%	17%	17%	24%	19%
Legacy Portfolio
Eliquis	9,631	3,702	13,333	8,482	3,724	12,206	14%	(1)%	9%	14%	—%	9%
Revlimid	4,999	774	5,773	5,195	902	6,097	(4)%	(14)%	(5)%	(4)%	(11)%	(5)%
Pomalyst/Imnovid	2,695	850	3,545	2,339	1,102	3,441	15%	(23)%	3%	15%	(22)%	3%
Sprycel	983	303	1,286	1,422	508	1,930	(31)%	(40)%	(33)%	(31)%	(36)%	(32)%
Abraxane	541	334	875	702	302	1,004	(23)%	11%	(13)%	(23)%	25%	(8)%
Other Legacy Products(b)	416	509	925	334	628	962	25%	(19)%	(4)%	25%	(18)%	(3)%
Total Legacy Portfolio	19,265	6,472	25,737	18,474	7,166	25,640	4%	(10)%	—%	4%	(8)%	1%
Total Revenues	$34,105	$14,195	$48,300	$31,210	$13,796	$45,006	9%	3%	7%	9%	8%	9%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(b)    Includes other mature brands.
(c)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
INTERNATIONAL REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended December 31, 2024			Twelve Months Ended December 31, 2024
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	7%	(8)%	15%	5%	(9)%	14%
Orencia	9%	(6)%	15%	2%	(8)%	10%
Yervoy	9%	(6)%	15%	8%	(7)%	15%
Reblozyl	104%	(6)%	110%	61%	(4)%	65%
Opdualag	>200%	NM	>200%	>200%	NM	>200%
Breyanzi	>200%	NM	>200%	156%	(6)%	162%
Camzyos	>200%	NM	>200%	>200%	NM	>200%
Zeposia	30%	(3)%	33%	42%	—%	42%
Abecma	5%	—%	5%	44%	(3)%	47%
Sotyktu	171%	—%	171%	>200%	NM	>200%
Krazati	N/A	N/A	N/A	N/A	N/A	N/A
Augtyro	N/A	N/A	N/A	N/A	N/A	N/A
Cobenfy	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(b)	104%	(2)%	106%	58%	(3)%	61%
Total Growth Portfolio	24%	(7)%	31%	16%	(8)%	24%
Legacy Portfolio
Eliquis	(3)%	(1)%	(2)%	(1)%	(1)%	—%
Revlimid	(17)%	(2)%	(15)%	(14)%	(3)%	(11)%
Pomalyst/Imnovid	(48)%	(1)%	(47)%	(23)%	(1)%	(22)%
Sprycel	(45)%	(4)%	(41)%	(40)%	(4)%	(36)%
Abraxane	17%	(11)%	28%	11%	(14)%	25%
Other Legacy Products(c)	(14)%	1%	(15)%	(19)%	(1)%	(18)%
Total Legacy Portfolio	(14)%	(2)%	(12)%	(10)%	(2)%	(8)%
Total Revenues	5%	(4)%	9%	3%	(5)%	8%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(b)    Includes Onureg, Nulojix, Empliciti and royalty revenues.
(c)    Includes other mature brands.

BRISTOL-MYERS SQUIBB COMPANY
WORLDWIDE REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended December 31, 2024			Twelve Months Ended December 31, 2024
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	4%	(3)%	7%	3%	(4)%	7%
Orencia	2%	(1)%	3%	2%	(2)%	4%
Yervoy	19%	(3)%	22%	13%	(3)%	16%
Reblozyl	71%	(1)%	72%	76%	(1)%	77%
Opdualag	34%	—%	34%	48%	—%	48%
Breyanzi	160%	(2)%	162%	105%	(1)%	106%
Camzyos	153%	—%	153%	161%	—%	161%
Zeposia	19%	(1)%	20%	30%	—%	30%
Abecma	5%	—%	5%	(14)%	(1)%	(13)%
Sotyktu	32%	—%	32%	45%	(1)%	46%
Krazati	N/A	N/A	N/A	N/A	N/A	N/A
Augtyro	>200%	NM	>200%	>200%	NM	>200%
Cobenfy	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(b)	58%	(1)%	59%	33%	(1)%	34%
Total Growth Portfolio	21%	(2)%	23%	17%	(2)%	19%
Legacy Portfolio
Eliquis	11%	—%	11%	9%	—%	9%
Revlimid	(8)%	(1)%	(7)%	(5)%	—%	(5)%
Pomalyst/Imnovid	(8)%	(1)%	(7)%	3%	—%	3%
Sprycel	(62)%	(1)%	(61)%	(33)%	(1)%	(32)%
Abraxane	(30)%	(4)%	(26)%	(13)%	(5)%	(8)%
Other Legacy Products(c)	8%	1%	7%	(4)%	(1)%	(3)%
Total Legacy Portfolio	(4)%	(1)%	(3)%	—%	(1)%	1%
Total Revenues	8%	(1)%	9%	7%	(2)%	9%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Worldwide (WW) includes U.S. and International (Int'l).
(b)    Includes Onureg, Nulojix, Empliciti and royalty revenues.
(c)    Includes other mature brands.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF GAAP AND NON-GAAP GROWTH DOLLARS AND PERCENTAGES EXCLUDING FOREIGN EXCHANGE IMPACT *
(Unaudited, dollars in millions)

THREE MONTHS	2024	2023	Change $	Change %	Favorable / (Unfavorable) F/X $ **	2024 Excl. F/X **	Favorable / (Unfavorable) F/X % **	% Change Excl. F/X **
Revenues	$12,342	$11,477	$865	8%	$(142)	$12,484	(1)%	9%
Gross profit	7,530	8,732	(1,202)	(14)%	N/A	N/A	N/A	N/A
Gross profit excluding specified items(a)	9,130	8,770	360	4%	N/A	N/A	N/A	N/A

Gross margin(b)	61.0%	76.1%
Gross margin excluding specified items	74.0%	76.4%

Marketing, selling and administrative	2,136	2,073	63	3%	21	2,157	1%	4%
Marketing, selling and administrative excluding specified items(a)	2,105	2,064	41	2%	21	2,126	1%	3%

Research and development	3,191	2,478	713	29%	8	3,199	—%	29%
Research and development excluding specified items(a)	2,788	2,476	312	13%	8	2,796	—%	13%

Operating margin(c)	17.8%	36.4%
Operating margin excluding specified items	34.3%	36.9%

TWELVE MONTHS	2024	2023	Change $	Change %	Favorable / (Unfavorable) F/X $ **	2024 Excl. F/X **	Favorable / (Unfavorable) F/X % **	% Change Excl. F/X **
Revenues	$48,300	$45,006	$3,294	7%	$(654)	$48,954	(2)%	9%
Gross profit	34,332	34,313	19	—%	N/A	N/A	N/A	N/A
Gross profit excluding specified items(a)	36,351	34,488	1,863	5%	N/A	N/A	N/A	N/A

Gross margin(b)	71.1%	76.2%
Gross margin excluding specified items	75.3%	76.6%

Marketing, selling and administrative	8,414	7,772	642	8%	89	8,503	1%	9%
Marketing, selling and administrative excluding specified items(a)	7,992	7,678	314	4%	89	8,081	1%	5%

Research and development	11,159	9,299	1,860	20%	40	11,199	—%	20%
Research and development excluding specified items(a)	9,782	9,112	670	7%	40	9,822	1%	8%

Operating margin(c)	30.6%	38.3%
Operating margin excluding specified items	38.5%	39.3%

*     Foreign exchange impacts were derived by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results.
** See "Use of Non-GAAP Financial Information".
(a)     Refer to the Specified Items schedule below for further details.
(b)    Represents gross profit as a percentage of Revenues.
(c)        Operating margin represents gross profit less marketing, selling and administrative expenses and research and development expenses, as a percentage of Revenues.

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
(Unaudited, dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Inventory purchase price accounting adjustments	$13	$—	$47	$84
Intangible asset impairment	1,559	27	1,839	27
Site exit and other costs	28	11	133	64
Cost of products sold	1,600	38	2,019	175

Acquisition related charges(a)	—	—	372	—
Site exit and other costs	31	9	50	94
Marketing, selling and administrative	31	9	422	94

IPRD impairments	390	—	980	80
Priority review voucher	—	—	—	95
Acquisition related charges(a)	—	—	348	—
Site exit and other costs	13	2	49	12
Research and development	403	2	1,377	187

Amortization of acquired intangible assets	1,693	2,278	8,872	9,047

Interest expense(b)	(12)	(13)	(49)	(52)
Equity investment (gain)/losses	204	(54)	(18)	152
Acquisition expenses	—	32	50	32
Integration expenses	70	62	284	242
Divestiture losses	10	—	15	—
Litigation and other settlements	—	—	61	(397)
Provision for restructuring	77	44	635	365
Intangible asset impairment	—	—	47	29
Other	9	—	120	(6)
Other (income)/expense, net	358	71	1,145	365

Increase to Earnings before income taxes	4,085	2,398	13,835	9,868

Income taxes on items above	(749)	(695)	(2,045)	(1,639)
Income tax reserve releases	—	—	(502)	—
Income taxes attributed to a non-U.S. tax ruling	—	—	—	(656)
Income taxes	(749)	(695)	(2,547)	(2,295)

Increase to net earnings	$3,336	$1,703	$11,288	$7,573
(a)    Includes cash settlement of unvested stock awards, and other related costs incurred in connection with the recent acquisitions of Karuna, RayzeBio and Mirati.
(b)    Includes amortization of purchase price adjustments to Celgene debt.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended December 31, 2024			Twelve Months Ended December 31, 2024
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Gross profit	$7,530	$1,600	$9,130	$34,332	$2,019	$36,351
Marketing, selling and administrative	2,136	(31)	2,105	8,414	(422)	7,992
Research and development	3,191	(403)	2,788	11,159	(1,377)	9,782
Amortization of acquired intangible assets	1,693	(1,693)	—	8,872	(8,872)	—
Other (income)/expense, net	305	(358)	(53)	893	(1,145)	(252)
Earnings/(Loss) before income taxes	175	4,085	4,260	(8,379)	13,835	5,456
Provision for income taxes	99	749	848	554	2,547	3,101
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$72	$3,336	$3,408	$(8,948)	$11,288	$2,340

Weighted-average common shares outstanding—diluted	2,037	2,037	2,037	2,027	2,032	2,032
Diluted earnings/(loss) per share	$0.04	$1.63	$1.67	$(4.41)	$5.56	$1.15

Effective tax rate	56.6%	(36.7)%	19.9%	(6.6)%	63.4%	56.8%

	Three Months Ended December 31, 2023			Twelve Months Ended December 31, 2023
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Gross profit	$8,732	$38	$8,770	$34,313	$175	$34,488
Marketing, selling and administrative	2,073	(9)	2,064	7,772	(94)	7,678
Research and development	2,478	(2)	2,476	9,299	(187)	9,112
Amortization of acquired intangible assets	2,278	(2,278)	—	9,047	(9,047)	—
Other (income)/expense, net	(371)	(71)	(442)	(1,158)	(365)	(1,523)
Earnings before income taxes	1,674	2,398	4,072	8,440	9,868	18,308
Provision for income taxes	(88)	695	607	400	2,295	2,695
Net earnings attributable to BMS used for diluted EPS calculation	$1,762	$1,703	$3,465	$8,025	$7,573	$15,598

Weighted-average common shares outstanding—diluted	2,033	2,033	2,033	2,078	2,078	2,078
Diluted earnings per share	$0.87	$0.83	$1.70	$3.86	$3.65	$7.51

Effective tax rate	(5.3)%	20.2%	14.9%	4.7%	10.0%	14.7%
(a) Refer to the Specified Items schedule above for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.

BRISTOL-MYERS SQUIBB COMPANY
NET DEBT CALCULATION
AS OF DECEMBER 31, 2024 AND DECEMBER 31, 2023
(Unaudited, dollars in millions)

	December 31, 2024	December 31, 2023

Cash and cash equivalents	$10,346	$11,464
Marketable debt securities - current	513	816
Marketable debt securities - non-current	320	364
Cash, cash equivalents and marketable debt securities	$11,179	$12,644
Short-term debt obligations	(2,046)	(3,119)
Long-term debt	(47,603)	(36,653)
Net debt position	$(38,470)	$(27,128)